UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

SANOMEDICS, INC.
(Name of Registrant as Specified In Its Charter)

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

NOTICE OF ACTION BY WRITTEN CONSENT OF THE MAJORITY STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that our board of directors and the holders of a majority of our outstanding voting securities have approved the following corporate action:

•

The sale of all of the shares and interest of Sanomedics’ wholly-owned subsidiary, Thermomedics, Inc., a Nevada corporation ("THERMO"), to PositiveID Corporation (the "POSID"), a Delaware company, pursuant to a stock purchase agreement (the “Agreement”) as described in the accompanying proxy materials and;

This action was approved by our board of directors and the holders of a majority of our outstanding voting securities on October 13, 2015 by written consent in lieu of a meeting in accordance with the applicable sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying information statement is furnished only to inform our stockholders of the action described above before they take place in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. This information statement is first mailed to you on or about [ •], 2015.

For the Board of Directors

By:	/s/ Keith Houlihan
Keith Houlihan
President

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SANOMEDICS, INC.

444 Brickell Avenue

Suite 415

Miami, Florida 33131

Telephone: 305-433-7814

Information Statement Pursuant to Section 14C of the Securities Exchange Act of 1934

General

This information statement is being furnished to all the common stockholders of Sanomedics International Holdings, Inc. in connection with the action taken by Joint Written Consent of the Board of Directors and the Majority Stockholders (the "Joint Consent") of our outstanding voting securities in lieu of a meeting which authorizes the sale of all of the shares and interest of Sanomedics’ wholly-owned subsidiary, Thermomedics, Inc., a Nevada corporation ("THERMO"), to PositiveID Corporation (the "POSID"), a Delaware company, pursuant to a stock purchase agreement (the “Agreement”) which was executed on October 21, 2015, as described in the accompanying proxy materials.

We sometimes refer to the sale of the shares of THERMO as the “Corporate Action.”

On October 13, 2013 our board of directors approved the THERMO sale. In addition on the same date the holders of approximately 51% of our outstanding voting securities, which is in excess of the required majority of our outstanding voting securities necessary for the approval of the sale, executed a written consent approving the THERMO sale. The Agreement was executed on October 21, 2015 and is subject to the effectiveness of this Information Statement, although the majority of our voting securities which is controlled by six people approved the sale.

The elimination of the need for a meeting of stockholders to approve this action is made possible by Section 228 of the Delaware General Corporation Law which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, our board of directors voted to utilize the written consent of the holders of a majority of our outstanding voting securities.

Pursuant to Section 228 of the Delaware General Corporation Law, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This information statement serves as this notice. This information statement is first being mailed on or about [ ], 2015 to stockholders of record, and is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. No dissenter’s rights are afforded to our stockholders under Delaware law as a result of the adoption of the Amendment.

Pursuant to the provisions of Rule 14c-2(b) promulgated by the SEC under the Securities Exchange Act of 1934 (the "Exchange Act"), the corporate action approved by the Joint Consent cannot become effective until twenty (20) days from the date of mailing of the Definitive Information Statement to our stockholders. This Information Statement shall constitute notice to our stockholders of the above action taken by the Joint Written Consent of the Board of Directors and the Majority Stockholders on October 13, 2015 with respect to the Agreement and the 2015 Amended Articles.

The entire cost of furnishing this information statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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 Joint Consent Approving the Corporate Actions

On October 13, 2015, the Company's Board of Directors and Majority Stockholders executed the Joint Consent ratifying and approving: the Agreement, which authorized the sale of 100% of the shares of THERMO, a wholly-owned subsidiary of Sanomedics, to POSID. The Company's Majority Stockholders set forth in the table below, who owned a total of 89,267 shares or approximately 51% of the Company's issued and outstanding Common Stock, voted to approve the corporate action by the holders of a majority of all Common Stock issued and outstanding as of October 13, 2015. The following table shows how many shares of Common Stock voted to approve the proposals, including votes by the Certain Affiliated Persons own:

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

AND FIVE PERCENT STOCKHOLDERS

At October 13, 2015, our issued and outstanding voting securities, adjusted for the 1:4,000 reverse split effective on October 14, 2015, consisted of:

·	85,758 shares of our common stock, and

·	1,000 shares of our Series A preferred stock.

The holders of Series A preferred stock and common stock vote together as a single class on all matters submitted to a vote of our stockholders. Each share of common stock entitles the holder to one vote. The holders of our Series A preferred stock are entitled to the number of votes, collectively, which equals 51% of the total number of votes that may be cast at the time of such vote on all matters submitted to a vote of our stockholders. As such, the holders of our Series A preferred stock have voting control of our company. The following table contains information regarding record ownership of our voting securities as of October 13, 2015, adjusted for the 1:4,000 reverse split effective on October 14, 2015 held by:

·	persons who own beneficially more than 5% of the outstanding voting securities,

·	our directors,

·	named executive officers, and

·	all of our directors and officers as a group.

A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days from October 13, 2015, upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised. Unless otherwise indicated, the address of each of the listed beneficial owners identified is in care of 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

	Amount and Nature of Beneficial Ownership
	Common Stock		Series A Preferred Stock
Name	# of Shares	% of Class	# of Shares	% of Class	% of Total Vote
William Lerner (1)	-	-	100	10%	5.1%
Keith Houlihan (2)	252,094	4.9%	452	45%	23.1%
Gary J. O’Hara (3)	1	*	-	-	*
David C. Langle (4)	-	-	250	25%	12.7%
All officers and directors as a group (four persons)(1)(2)(3)(4)	252,096	4.9%	-	-	40.9%
Craig Sizer (5)	1,635,979	32.1%	100	10%	5.1%
Andres Sizer (6)	-	-	98	10%	5.0%

(1) Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

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(2) The number of shares of common stock owned by Mr. Houlihan includes:

·	252,087 shares issuable to Mr. Houlihan pursuant to $403,339 in promissory notes, and

·	option to purchase 1 share of our common stock which is exercisable at $250,000 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 452 shares of Series A preferred stock.

(3) The number of shares of common stock owned by Mr. O’Hara includes option to purchase 1 share of our common stock at $250,000 per share until March 6, 2020.

(4) Percentage of total vote includes voting rights attributable to 250 shares of Series A preferred stock.

(5) The number of shares of common stock owned by Mr. Sizer includes:

·	2 shares held of record by CLSS Holdings LLC, a limited liability company of which he is the sole member;

·

1,635,975 shares issuable to CLSS in the event it elects to convert its $654,390 principal amount of the notes we issued to it for cash advances we received at a conversion price of $0.50 per share; and

·	option to purchase 1 share of our common stock which is exercisable at $2,000 per share until April 1, 2016.

Percentage of total vote includes voting rights attributable to 100 shares of Series A preferred stock.

Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

(6) Mr. Andres Sizer is the brother of Mr. Craig Sizer and his percentage of total vote includes voting rights attributable to 98 shares of Series A preferred stock. Mr. Sizer’s address is 19501 W. Country Club Drive, Aventura, FL 33180.

The Company’s Business Objective

The Company's current business objective is to continue as an operating company in the healthcare sector, by seeking a business combination with an operating company, acquiring assets or other means ("Business Objective"). We intend to use the Company's limited personnel, cash resources and liquidity resulting from the sale of THERMO in connection with fulfilling its Business Objective. The Company will utilize its capital stock, debt or a combination of capital stock and debt, together with its financial resources, in furtherance of its Business Objective.

It may be expected that entering into one or more transactions in pursuit of its Business Objective will involve the issuance of restricted shares of capital stock. The issuance of additional shares of our Common Stock or other capital stock that may be convertible into Common Stock:

•	may significantly reduce the equity interest of our existing stockholders;

•

may cause a change in control if a substantial number of our shares of Common Stock or other capital stock are issued and may also result in the resignation or removal of our present officers and directors; and

•	may adversely affect the prevailing market price for our Common Stock.

•	Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•

acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenants were breached without a waiver or renegotiations of such covenants;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

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SUMMARY TERM SHEET

The following summary briefly describes the material terms of the Company's sale of all of the assets of THERMO, our wholly-owned subsidiary, to POSID, pursuant to the Share Purchase Agreement. While this summary describes the material terms, the Information Statement contains a more detailed description of these terms. A copy of the Agreement is attached hereto as Exhibit A.1.

Share Purchase Agreement – The Company, THERMO, and POSID entered into the Agreement, dated as of October 20, 2015, pursuant to which the Company sold and POSID acquired 100% of the rights, title and interest of the shares of THERMO. Pursuant to the terms of the Agreement, Sanomedics: (i) sold all of the rights, title and interest of THERMO to POSID; and (ii) Messrs. Keith Houlihan and David C. Langle resigned as executive officers and as members of THERMO’s board of directors. In consideration for the sale of all of the shares of THERMO to POSID, the consideration to be paid by the Buyer for the Shares shall be:

(a) Seven-Hundred Fifty Thousand Dollars ($750,000) (the “Aggregate Purchase Price”) in the form of Two Hundred Fifty Thousand Dollars ($250,000) in cash (the “Cash Purchase Price”) and Five Hundred Thousand Dollars ($500,000) in the form of 500 shares of Series J Convertible Preferred Stock of the Buyer (the “Stock Purchase Price”). The Cash Purchase Price shall be subject to certain working capital adjustments as otherwise provided for in the Agreement.

(b) An additional earn-out payment (the “2016 Earn-Out Payment”) of up to Seven Hundred Fifty Thousand Dollars ($750,000) (the “2016 Threshold Earn-Out Amount”) may be earned by the Seller for the fiscal year that will end on December 31, 2016. Such 2016 Earn-Out Payment, if any, will consist of twenty five percent (25%) cash (up to One Hundred Eighty Seven Thousand Dollars ($187,000) and seventy five percent (75%) shares of preferred stock of the Buyer (up to 563 shares of Series J Convertible Preferred Stock of the Buyer). The Earn-Out Payment will be calculated based on the audited statement of operations of the Company for the year that will end on December 31, 2016 (the “Company 2016 Statement of Operations”). The actual amount of the 2016 Earn-Out Payment will be equal to (i) the amount by which the revenues shown on the Company 2016 Statement of Operations exceeds One Million Dollars ($1,000,000) (ii) multiplied by 3, which amount shall in no event exceed the 2016 Threshold Earn-Out Amount. Such sum will be due within 90 days of the preparation of the Company 2016 Statement of Operations. The 2016 Earn-Out Payment and 2016 Threshold Earn-Out Amount shall be subject to adjustment as set forth in (e) below.

(c) An additional earn-out payment (the “2017 Earn-Out Payment”) of up to Seven Hundred Fifty Thousand Dollars ($750,000) (the “2017 Threshold Earn-Out Amount”) may be earned by the Seller for the fiscal year that will end on December 31, 2017. Such 2017 Earn-Out Payment, if any, will consist of twenty five percent (25%) cash (up to One Hundred Eighty Seven Thousand Dollars ($187,000)) and seventy five percent (75%) shares of preferred stock of the Buyer (up to 563 shares of Series J Convertible Preferred Stock of the Buyer). The Earn-Out Payment will be calculated based on the audited statement of operations of the Company for the year that will end on December 31, 2017 (the “Company 2017 Statement of Operations”). The Company 2017 Statement of Operations shall be prepared in accordance with GAAP. The audit shall be conducted by the Buyer’s auditor. The actual amount of the 2017 Earn-Out Payment will be equal to (i) the amount by which the revenues shown on the Company 2017 Statement of Operations exceeds One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (ii) multiplied by 2.5, which amount shall in no event exceed the 2017 Threshold Earn-Out Amount. Such sum will be due within 90 days of the preparation of the Company 2017 Statement of Operations. The 2017 Earn-Out Payment and 2017 Threshold Earn-Out Amount shall be subject to adjustment as set forth in (d) and (e) below.

(d) The 2017 Threshold Earn-Out Amount shall be increased by an amount equal to the 2016 Threshold Earn-Out Amount less the actual 2016 Earn-Out Payment earned by, and paid to, Seller. In the event that the 2016 Threshold Earn-Out Amount does not exceed the actual 2016 Earn-Out Payment earned by, and paid to, Seller, no adjustments shall be made to the 2017 Threshold Earn-Out Amount.

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(e) The Seller and the Company agree and acknowledge that the Company is a party to an intellectual property litigation as of the date hereof with Exergen Corporation in which the Company received a favorable decision from the courts on summary judgment motion, which it expects Exergen Corporation to appeal (the “Exergen Litigation”). In the event that the appeal in the Exergen Litigation is not decided in favor of the Company and continues to trial, settlement or other additional proceedings, as the case may be, the 2016 Threshold Earn-Out Amount and the 2017 Threshold Earn-Out amount shall each be reduced by Two Hundred and Twenty Five Thousand Dollars ($225,000) to Five Hundred Twenty Five Thousand Dollars ($525,000) (applied prorata between cash and Series J Convertible Preferred Stock).

Reasons for the Sale of the shares of THERMO - The Company’s Board of Directors considered a number of factors in deciding to sell all of the shares of its wholly-owned subsidiary, THERMO. Those factors included, among others: the business outlook of THERMO's business; Sanomedics’ inability of raising sufficient capital from the public market; the current and future competitive environment for THERMO’s business; the weak financial viability of Sanomedics; the weak public market to raise necessary capital to further develop THERMO’s business and fulfill its business plan.

The Board of Directors determined that the Company and its stockholders would benefit from its receipt of $624,000 in cash and the Preferred Stock totaling $1,626,000, subject to earn-out provisions, to better pursue its Business Objective presented by other business opportunities, notwithstanding the fact that it has not identified any specific business opportunities to date.

Appraisal Rights - The stockholders of Sanomedics will not have any appraisal rights in connection with the sale of the THERMO shares owned by the Company.

Material Federal Tax Consequences - The sale of the THERMO shares to POSID will result in a loss of approximately $.6 million to Sanomedics for federal corporate income tax purposes which will be available for NOL carryover purposes. Sanomedics currently has an available federal net operating loss of approximately $8 million. See “Material Federal Income Tax Consequences” commencing on page 10.

QUESTIONS AND ANSWERS

The following discussion is intended to address briefly some commonly asked questions regarding the sale of all of the shares of THERMO. These questions and answers may not address all questions that may be important to you as a stockholder of Sanomedics. Please refer to the more detailed information contained elsewhere in this information statement, the Annex to this information statement, and the documents referred to and incorporated by reference in this information statement.

Q: What are the material terms of the Agreement?

A: The Company, Sanomedics, THERMO and POSID have entered into an Agreement, dated as of October 20, 2015, pursuant to which: (i) the Company sold and POSID purchased 100% of the rights, title and interest of the shares of THERMO; and (ii) Messrs. Houlihan and Langle resigned as executive officers and as members of THERMO’s board of director. In consideration for the sale of the shares of THERMO to POSID, POSID paid Sanomedics at closing $250,0000 in cash plus $750,000 in the form of Convertible Stock; plus additional earn-out payments in 2016 and 2017 each of up to $750,000 consisting of 25% in cash and 75% in additional Convertible Preferred Stock.

Q: Will Sanomedics have any potential liabilities in connection with the sale of THERMO?

A: The Agreement provides for the sale of 100% of the rights, title and interest assets of THERMO which includes the sale of all assets of THERMO, and assumption of all liabilities of THERMO, resulting in Sanomedics being free of liabilities upon the closing of the Agreement which will occur on _______, 2015 (the expiration of the applicable twenty day period commencing upon mailing of this information statement to shareholders of Sanomedics). Notwithstanding the foregoing, the Agreement requires indemnification by Sanomedics and POSID for the breach of these representations and the covenants thereunder and certain other matters as provided in the Agreement.

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Q: Am I entitled to appraisal rights?

A: No. The Delaware Statutes do not provide for appraisal rights in asset sales transactions unless a corporation’s certificate of incorporation expressly provides for those rights. Our Articles of Incorporation do not provide for appraisal rights under these circumstances.

Q: What factors did our Board of Directors consider in approving the asset sale transaction?

A: In making its decision, our Board of Directors took into account, among other things: the business outlook of THERMO’s business; Sanomedics’ inability of raising sufficient capital from the public market; the current and future competitive environment for THERMO’s business; the weak financial viability of Sanomedics; the weak public market to raise necessary capital to further develop Sanomedics’ business and fulfill its business plan.

Q: What vote of stockholders was required for each proposal?

A: All proposals required the affirmative vote of stockholders holding at least a majority of the shares of our Common Stock issued and outstanding. See “Votes Approving the Share Purchase Agreement” and "Joint Consent Approving the Corporate Actions."

Q: What is a quorum?

A: A quorum of the holders of the outstanding shares of our Common Stock must cast their votes. A quorum is present if the holders of a majority of the issued and outstanding shares of our Common Stock entitled to be voted at the Special Meeting are present at the Special Meeting, either in person or by proxy, or by consent in lieu of a Special Meeting.

Q: Who will bear the cost of this Information Statement?

A: Sanomedics shall bear the entire cost of this Information Statement, including mailing the Definitive Information Statement to our stockholders.

Q: What do I need to do now?

A: We urge you to read this Information Statement carefully and to consider how the sale by Sanomedics of all of the shares of THERMO will affect your investment.

Q: Who can help answer my questions?

A: If you would like additional copies, without charge, of this information statement or if you have questions about the proposals, including the procedures for voting your shares, you should contact:

Corporate Secretary

Sanomedics, Inc.

444 Brickell Avenue, Suite 415

Miami, FL 33131

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE SALE OF THE THERMO SHARES, PASSED UPON THE MERITS OR FAIRNESS OF THE SALE OF THE THERMO SHARES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURES IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

This information statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, reflecting management’s current expectations. Examples of such forward-looking statements include our expectations with respect to our future prospects and strategy. Although we believe that our expectations are based upon reasonable assumptions, there can be no assurances that our financial goals or any transactions described herein will be realized. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Numerous factors may affect our actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of our company. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. We assume no obligation to update the forward-looking information to reflect actual results or changes in the factors affecting such forward-looking information.

PROPOSAL: SALE OF THE SHARES OF THERMO, REPRESENTING MAJORITY OF THE SANOMEDICS’ ASSETS

General Background of Sanomedics

On July 1, 2009 we acquired 100% of the outstanding stock of Sanomedics International Holdings, Inc (“Sano-Nevada”). Sano-Nevada was an entity formed in Nevada in January 2009 which was still in its development stage, seeking to launch a business distributing non-contact thermometers to consumers and health care professionals in the United States. On August 26, 2010 we changed the name of Sano-Nevada to Thermomedics Corporation.

Description of Sanomedics’s Business

Sanomedics’ Business

Sanomedics International Holdings, Inc. (the “Company”, “we”, or “us”) is a Delaware corporation which is a medical technology holding Company that focuses on disruptive and game changing products, services and ideas – a place where physicians, entrepreneurs, and medical companies can work together to drive innovative technologies through concept, development, and ultimately commercialization. We plan to grow our current business organically and through strategic acquisitions relating to healthcare technology products and services. We seek to acquire innovative medical device companies and/or healthcare related service operating business, such as medical staffing or ambulatory surgical centers that can be included within our organization. We will also seek acquisition and development opportunities related to other aspects in the healthcare marketplace.

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Background of and Reasons for the Sale of the THERMO Shares

Since July, 2009, Sanomedics has been trying to raise the necessary equity capital in the public market to further fund its business since acquiring THERMO, which during development was funded primarily from proceeds received from a former officer and director. At the time of the acquisition, Sanomedics expected that THERMO would generate sufficient cash flow from operations to expand its business operations, which, in fact, was slow to materialize.

In response to the difficulties in successfully raising sufficient capital to assist THERMO in its continued commercialization to permit to it to compete in the market for thermometer sales, the Board of Directors, beginning in mid-2015, decided to review certain strategic opportunities as they arose and to obtain additional information regarding such opportunities for consideration and evaluation by the Board of Directors.

In August 2015, the Board of Directors of Sanomedics discussed its short, mid and long-term financial outlook and the need for additional capital funding to permit Sanomedics to generate positive cash flow from operations and overall profitability. Management indicated to the Board of Directors that THERMO would not be able to generate sufficient cash flow from operations to expand its business operations in the foreseeable future. At that time, based on management’s estimates, management believed THERMO would exhaust its available cash, which was approximately $8,400 at June 30, 2015. Management further discussed the fact that Sanomedics’ stock was depressed stock and the market was severely devaluing its holdings of THERMO and as a result it would not be able to raise additional funds to further fund and develop the business of THERMO at terms acceptable to Sanomedics, if at all. The Board of Directors also discussed various strategic options for THERMO, including potential suitors and the interest, if any, by Sanomedics’ and THERMO management, to acquire control of THERMO.

The Board of Directors of Delta approved, by unanimous written consent dated October 13, 2015, the sale of 100% of the shares of THERM to POSID. The Joint Consent of the Board of Directors and the Majority Stockholders approving the Agreement (attached as Exhibit A.1 hereto) was executed on October 13, 2015, the same date that the parties executed and delivered the Agreement (attached as Exhibit A.2 hereto).

Fairness of the Process

The Board of Directors did not obtain a report, opinion, or appraisal from an appraiser or financial advisor with respect to the sale of all of the shares of THERMO and no representative or advisor was to review or negotiate the transaction or the Agreement. The Board of Directors concluded that the additional expense of these independent appraisal procedures was unreasonable in relation to the Company’s available cash resources and concluded that the Board of Directors could adequately establish the fairness of the terms of the Agreement without the engagement of third parties.

Material Federal Income Tax Consequences

The following discussion summarizes the material U.S. federal income tax consequences to: (i) Sanomedics as a result of the sale of all of the shares of THERMO to POSIF pursuant to the Agreement; and (ii) the holders of Sanomedics’ Common Stock who are United States holders (as hereafter defined) as a result of such sale. For these purposes, a “United States holder” is a stockholder that is: (a) a citizen or resident of the United States; (b) a domestic corporation; (c) an estate whose income is subject to United States federal income tax regardless of its source' or (d) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or if the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, Internal Revenue Service rulings, judicial decisions and administrative rulings as of the date of this proxy statement, all of which are subject to change or differing interpretations, including changes and interpretations with retroactive effect. No assurance can be given that the tax treatment described in this proxy statement will remain unchanged at the time of such distributions.

This discussion is for general information only and may not address all tax considerations that may be significant to a holder of our Common. It does not address all U.S. federal income tax consequences or any state, local or foreign tax consequences of Sanomedics’ sale of all of the shares of THERMO to POSID. Stockholders subject to special treatment under certain federal income tax laws, including dealers in securities or foreign currency, tax-exempt entities, non-U.S. stockholders, banks, thrifts, insurance companies, mutual funds, persons that hold shares of our stock as part of a “straddle,” a “hedge,” a “constructive sale” transaction or a “conversion transaction,” persons that have “functional currency” other than the U.S. dollar, investors in pass-through entities, stockholders subject to the alternative minimum tax, and persons who acquired their shares of our stock upon exercise of stock options or in other compensatory transactions may be subject to special rules not discussed below. This discussion also does not address the U.S. federal income tax consequences to stockholders who do not hold their shares of our stock as a capital asset. Stockholders are urged to consult their own tax advisors to determine the particular tax consequences.

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This discussion has no binding effect on the Internal Revenue Service or the courts and assumes that the sale of assets will be consummated in accordance with the Stock Sale Agreement. No ruling has been requested from the Internal Revenue Service, nor will we seek an opinion of counsel, with respect to the anticipated tax consequences of the sale of assets and the distribution, if any, of the net cash proceeds to the stockholders. If any of the anticipated tax consequences described herein prove to be incorrect, the result could be an increased tax liability at the corporate and/or stockholder level, thus reducing the benefits to us and our stockholders from the sale of assets.

Tax Consequences to Sanomedics

The sale of the shares to POSID will result in a federal taxable loss of approximately $.6 million to Sanomedics net of intercompany loans and advances. Sanomedics currently has an available federal net operating loss of approximately $8.0 million that can be used to offset any potential taxable gain associated with the share sale.

Tax Consequences to our Stockholders

Sanomedics does not intent to distribute any cash or property to its stockholders in connection with the Agreement between Sanomedics and POSID. However, if there were any distribution, which are not anticipated, any amounts received by a stockholder as a result of one or more distributions from Sanomedics would be taxed as a dividend to the extent of the stockholder’s ratable share of Sanomedics’ current and accumulated earnings and profits determined on a consolidated basis.

THE FOREGOING SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY STOCKHOLDER. EACH STOCKHOLDER IS URGED TO CONSULT A TAX ADVISOR AS TO THE TAX CONSEQUENCES OF THE SALE OF THE THERMO SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS AND CHANGES IN APPLICABLE TAX LAWS.

WHERE YOU CAN FIND MORE INFORMATION

This information statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this information statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, 444 Brickell Avenue, Suite 415, Miami, Florida 33131.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E. Room 1580 Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

SANOMEDICS , INC.

Dated: [• ], 2015	By:	/s/ Keith Houlihan
Keith Houlihan
President

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